ARNALL GOLDEN GREGORY LLP
                                 171 17TH STREET, NW
                                   SUITE 2100
                                ATLANTA, GA 30363


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                                 August 11, 2006




PRG-Schultz International, Inc.
600 Galleria Parkway
Suite 100
Atlanta, Georgia 30339

         Re: Form S-1 Registration Statement

Ladies and Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form S-1 (Reg. No. 333-134698) (the "Registration Statement") of PRG-Schultz International, Inc., a Georgia corporation (the "Company"), filed with the Securities and Exchange Commission under the Securities Act of 1933, for the registration of the following securities offered by the selling securityholders named in the Registration Statement:

     (i)  $24,858,433  in  principal  amount of 11.0% senior notes due 2011 (the
     "11%  Notes")  and   $28,776,480  in  principal   amount  of  10.0%  senior
     convertible notes due 2011 (the "10% Notes");

     (ii) up to $18,097,373.66 in principal amount of additional 10.0% Notes that may be issued in payment of interest on outstanding 10.0% Notes (the "Additional Notes");

     (iii) 57,406 shares ($6,888,720 liquidation preference) of 9.0% Senior Series A Convertible Participating Preferred Stock (the "Series A Preferred Shares") and 35,608 shares (the "Common Shares") of Common Stock, no par value per share.

     (iv) any additional securities that may be deemed to be issued upon increases of up to $3,809,252 in the liquidation preference of the Series A Preferred Shares in satisfaction of dividends payable on the Series A Preferred Shares (collectively, the "Additional Series A Securities"); and

     (v) up to  109,777,324  additional  shares of Common  Stock  issuable  upon
     conversion   of  the  10.0%  Notes  and  the  Series  A  Preferred   Shares
     (collectively, the "Conversion Securities").


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                                                 PRG-Schultz International, Inc.
                                                                 August 11, 2006
                                                                          Page 2


     The 10% Notes and 11% Notes were issued under indentures (the "Indentures") dated as of March 17, 2006 between the Company and U.S. Bank National
Association, as trustee (the "Trustee"). The Series A Preferred Shares were issued in accordance with the terms of the Articles of Amendment to the Company's Articles of Incorporation effective as of March 21, 2006, as corrected (the "Articles of Amendment"). Copies of the Indentures and the Articles of Amendment are filed as exhibits to the Registration Statement.

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the above-referenced securities. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Georgia and the federal laws of the United States (except as to the opinions included in paragraphs 1 and 2 below, as to which we also are opining as to the effect of the internal laws of the State of New York), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and other qualifications set forth herein, it is our opinion that, as of the date hereof:

     1. The 10% Notes and the 11% Notes constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2. The Additional Notes, upon their issuance in accordance with the terms of the 10% Notes and the applicable Indenture, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3. The Series A Preferred Shares and the Common Shares are validly issued, fully paid and nonassessable.


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                                                 PRG-Schultz International, Inc.
                                                                 August 11, 2006
                                                                          Page 3


     4. The Additional Series A Securities that may be deemed issuable upon increases in liquidation preference in satisfaction of dividends on the Series A Preferred Shares, upon their issuance in accordance with the terms of the Articles of Amendment, will be validly issued, fully paid and nonassessable.

     5. The Conversion Securities issuable upon conversion of the Series A Preferred Shares and 10% Notes, when issued upon conversion of the underlying securities in accordance with the terms of the 10% Note Indenture and the Articles of Amendment, as applicable, will be validly issued, fully paid and nonassessable.

     The opinions rendered in paragraphs 1 and 2 relating to the enforceability of the 10% Notes, 11% Notes and Additional Notes are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 6.13 of each of the Indentures.

     We have not been requested to express, and with your knowledge and consent, do not render, any opinion as to the applicability to the obligations of the Company under the Indentures, and the securities issued under the Indentures, of
Section 548 of the United States Bankruptcy Code or applicable state law relating to fraudulent transfers.

     To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indentures; that the Indentures have been duly authorized, executed and delivered by the Trustee and constitute the legally valid, binding and enforceable obligations of the Trustee enforceable against the Trustee in accordance with their terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures.

     We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

                                                 PRG-Schultz International, Inc.
                                                                 August 11, 2006
                                                                          Page 4


     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.


                                        Sincerely,


                                        /s/ Arnall Golden Gregory LLP
                                        ARNALL GOLDEN GREGORY LLP